                                                                    EXHIBIT 12.1

                              RADISYS CORPORATION
                              -------------------
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               -------------------------------------------------
                       (AMOUNTS IN THOUSANDS OF DOLLARS)



                                                                                                   Six Months Ended
                                                                                                ---------------------
                                               Fiscal Year Ended December 31,                   June 30,      June 30,
                                -----------------------------------------------------------     --------     ---------
                                   1995       1996         1997        1998          1999         1999          2000
                                ---------  ----------  -----------  ----------  -----------     --------     --------


Pre-tax income from
   continuing operations           $8,461      $5,012      $22,663     $10,957      $19,677      $ 9,305      $19,216
                                =========  ==========  ===========  ==========  ===========     ========     ========
Fixed charges:
  Interest expense                   $253      $   78      $    34     $    24      $    17      $     8      $   248

 Interest portion of rentals(1)       894         765          793       1,213        1,500          809          803
                                ---------  ----------  -----------  ----------  -----------     --------     --------

  Total fixed charges              $1,147      $  843      $   827     $ 1,237      $ 1,517      $   817      $ 1,051
                                =========  ==========  ===========  ==========  ===========     ========     ========

Earnings plus fixed charges        $9,608      $5,855      $23,490     $12,194      $21,194      $10,122      $20,267
                                =========  ==========  ===========  ==========  ===========     ========     ========
Ratio of earnings to
  fixed charges                       8.4         6.9         28.4         9.9         14.0         12.4         19.3
                                =========  ==========  ===========  ==========  ===========     ========     ========

(1) Calculated as one-third of rentals, which is a reasonable approximation of the interest factor.